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                                                                   Exhibit 10(m)

                              ACNIELSEN CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN







                           Effective November 1, 1996
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                              ACNIELSEN CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                           Effective November 1, 1996


Effective November 1, 1996, the ACNielsen Corporation Supplemental Executive Retirement Plan (the "Plan") is established to provide a means of ensuring the payment of a competitive level of retirement income and disability and survivor benefits, and thereby attract, retain and motivate selected executives of ACNielsen Corporation and its affiliated employers.

                                    SECTION 1
                                   DEFINITIONS

1.1 "Actuarial Equivalent Value" shall mean a benefit of equivalent value computed on the basis of the 1983 Group Annuity Mortality Table and interest equal to the yield on 30-year Treasury Bonds as of the last business day of the Plan Year prior to the year in which the relevant calculation date occurs.

1.2 "Affiliated Employer" shall mean the Corporation and any other affiliated entity.

1.3 "Average Final Compensation" shall mean a Member's average annual Compensation during the five consecutive 12 month periods in the last ten consecutive 12 month periods of his or her Credited Service (or during the total number of consecutive 12 month periods if fewer than five), immediately prior to the Member's termination of or removal from participation under this Plan, affording the highest such Average Final Compensation. If actual monthly

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         Compensation for any month during the 120 month computational period is unavailable, Compensation for such month shall be determined by dividing the Member's Compensation (annualized, if necessary, due to the Member's employment for less than one year) for the calendar year in which such month occurs by 12.

1.4 "Basic Disability Plan" shall mean as to any Member the long-term disability plan of the Corporation or an Affiliated Employer pursuant to which long-term disability benefits are payable to such Member.

1.5 "Basic Disability Plan Benefit" shall mean the amount of benefits payable to a Member from the Basic Disability Plan. A disability benefit shall not be treated as payable to a Member unless such Member is covered by a long-term disability plan of the Corporation or an Affiliated Employer.

1.7 "Basic Plan" shall mean as to any Member or Vested Former Member the defined benefit pension plan of the Corporation or an Affiliated Employer intended to meet the requirements of Code Section 401(a) pursuant to which retirement benefits are payable to such Member or Vested Former Member or to the Surviving Spouse or designated beneficiary of a deceased Member or Vested Former Member.

1.8 "Basic Plan Benefit" shall mean the amount of benefits payable from the Basic Plan to a Member or Vested Former Member.

1.9 "Board" shall mean the board of directors of ACNielsen Corporation, except that any action authorized to be taken by the Board hereunder may also be taken by a duly authorized committee of the Board or its duly authorized delegees.

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1.10     "Change in Control" shall mean:

         (a) any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then-outstanding securities;

         (b) during any period of 24 months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Corporation to effect a transaction described in Sections 1.10(a), (c) or (d) hereof, (ii) a director nominated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's securities) whose election by the Board or nomination for election by the Corporation's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

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         (c)  the stockholders of the Corporation approve any transaction or series of transactions under which the Corporation is merged or consolidated with any other company, other than a merger or consolidation (i) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66_% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and (ii) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Corporation or such surviving entity; or

         (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12 "Committee" shall mean the Compensation Committee of the Board; except that any action authorized to be taken by the Committee hereunder may also be taken by another duly authorized committee or other duly authorized delegees.

1.13 "Compensation" shall mean a Member's earnings received as an employee of the Corporation or an Affiliated Employer as base salary and regular annual cash bonuses, including any amounts deferred under a plan qualified under Section 401(k) of the Code, and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan described in Code Section 125, and commissions. Such earnings shall not include, among other things, any pension,

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         retainers, severance pay, income derived from stock options, stock appreciation rights and restricted stock awards and dispositions of stock acquired thereunder, payments dependent upon any contingency after the period of Credited Service, bonuses based on a performance period of longer than one year, and other special remuneration.

1.14 "Corporation" shall mean ACNielsen Corporation, a Delaware corporation, and any successor or assigns thereto.

1.15 "Covered Earnings" shall mean a Member's Compensation in the 12 months immediately preceding the onset of the Member's Disability.

1.16 "Credited Service" shall mean a Member's service under the ACNielsen Corporation Balance Account for Retirement Plan which is taken into account for vesting purposes thereunder (including any such service prior to the date such individual becomes a Member but not including any such service after participation hereunder terminates), except that it will also include service while the Member is receiving Disability Benefits under this Plan. Notwithstanding the foregoing, (i) if a Member was employed by a company acquired by the Corporation or an Affiliated Employer after the Effective Date, such Member's service with that company prior to the date of acquisition will not be taken into account hereunder and (ii) upon commencement of participation hereunder in accordance with Section 2.1 hereof, the CEO (as defined in such section) may limit any service otherwise to be taken into account hereunder with respect to periods prior to the date of participation in the Plan.

1.17 "Deferred Vested Benefit" shall mean the benefits described in Section 3.2(b) hereof.

1.18 "Disability or "Disabled" shall mean disability or disabled for purposes of the

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         Basic Disability Plan.

1.19 "Disability Benefits" shall mean the benefits described in Section 4.1(b) hereof.

1.20     "Effective Date" shall mean November 1, 1996.

1.21 "Former Member" shall mean (i) a Member whose employment with the Corporation or an Affiliated Employer terminates before he or she has completed five or more years of Credited Service, or (ii) a Member who was removed from the Plan in accordance with Section 2.2 hereof, before he or she has completed five or more years of Credited Service.

1.22 "Lump Sum Election" shall mean an election to receive all or a portion of the benefits payable hereunder in a lump sum pursuant to Section 3.4 of the Plan.

1.23 "Member" shall mean an employee of the Corporation or an Affiliated Employer who is a participant in the Plan pursuant to Section 2.

1.24 "Other Disability Income" shall mean (i) the disability insurance benefit that the Member is entitled to receive under the Federal Social Security Act while he or she is receiving the Basic Disability Plan Benefit and (ii) the disability income payable to a Member from any supplemental executive disability plan of the Corporation or any Affiliated Employer or from any other contract, agreement or other arrangement with the Corporation or an Affiliated Employer (excluding any Basic Disability Plan).

1.25     "Other Retirement Income" shall mean:

         (a) the Social Security retirement benefit that the Member or Former Member is entitled to receive under the Federal Social Security Act, assuming that for

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              years prior to the Member's employment with the Corporation and for years following the Member's termination of employment with the Corporation until the Member attains age 62, the Member earned compensation so as to accrue the maximum Social Security benefits; and

         (b) the retirement income payable to a Member or Vested Former Member from any "excess benefit plan" as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan described in Section 201(2) of ERISA, and any other contract, agreement or other arrangement, in any case, maintained by or entered into with the Corporation or an Affiliated Employer (excluding any Basic Plan and any defined contribution plan intended to meet the requirements of Code
              Section 401(a)).

1.26 "Plan" shall mean the ACNielsen Corporation Supplemental Executive Retirement Plan , as embodied herein, and any amendments thereto.

1.27 "Predecessor to this Plan" shall mean the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, as amended effective December 21, 1994.

1.28 "Retirement" shall mean the termination of a Member's or Vested Former Member's employment with the Corporation or an Affiliated Employer other than by reason of death or Disability (i) after reaching age 55 and completing ten years of Credited Service, or (ii) immediately following the cessation of the payment of Disability Benefits under the Plan to such Member or Vested Former Member while he or she is Disabled.

1.29 "Retirement Benefits" shall mean the benefits described in Section 3.1(b) hereof.

1.30 "Surviving Spouse" shall mean the spouse of a deceased Member or Vested Former Member to whom such Member or Vested

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         Former Member is legally married immediately preceding such Member's or
         Vested Former Member's death.

1.31     "Surviving Spouse's Benefits" shall mean the benefits described in
         Section 5 hereof.

1.32 "Vested Former Member" shall mean (i) a Member whose employment with the Corporation or an Affiliated Employer terminates on or after the date on which he or she has completed five or more years of Credited Service, or (ii) a Member who was removed from the Plan in accordance with Section 2.2 hereof on or after the date on which he or she has completed five or more years of Credited Service.


                                    SECTION 2
                                  PARTICIPATION

2.1 Commencement of Participation. The Chief Executive Officer ("CEO") of the Corporation and such other key executives of the Corporation and its Affiliated Employers as are designated by the CEO in writing and approved by the Committee shall participate in the Plan as of a date determined by the CEO.

2.2 Termination of Participation. A Member's participation in the Plan shall terminate upon termination of his or her employment. Prior to termination of employment, a Member may be removed, upon written notice by the CEO as approved by the Committee, from further participation in the Plan. As of the date of termination or removal, no further benefits shall accrue to such individual hereunder.

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                                    SECTION 3
                           AMOUNT AND FORM OF BENEFITS

3.1      Retirement Benefit.

         (a) Eligibility. Upon the Retirement of a Member or Vested Former Member from the Corporation or an Affiliated Employer, he or she shall be entitled to the Retirement Benefit described in Section 3.1(b) hereof.

         (b) Amount. The Retirement Benefit of a Member or Vested Former Member shall be an annual benefit equal to the excess of (i) over the sum of (ii), (iii), and (iv), where:

              (i) is 50% of his or her Average Final Compensation, plus 2% of such Average Final Compensation multiplied by the number of his or her years of Credited Service in excess of ten but not in excess of 15;

              (ii) is the Basic Plan Benefit of the Member or Vested Former Member as of the date of his or her Retirement, expressed in the form of an annual straight life annuity, or if the Basic Plan Benefit becomes payable before or after the Member's or Vested Former Member's Retirement, the Actuarial Equivalent Value as of the date of Retirement of the Basic Plan Benefit, expressed in the form of an annual straight life annuity starting on the earliest possible date under the terms of the Basic Plan;

              (iii) is the Other Retirement Income payable to the Member or Vested Former Member as of the date of his or her Retirement, expressed in the form of an annual straight life annuity, or if the Other Retirement Income becomes payable before or after the Member's or Vested

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                      Former Member's Retirement, the Actuarial Equivalent Value
                      as of the date of Retirement of the Other Retirement
                      Income that becomes payable, expressed in the form of an annual straight life annuity starting on the earliest possible date under the terms of the appropriate retirement arrangement; and

              (iv) is the annual benefit payable to the Member or Vested Former Member under the terms of the Predecessor to this Plan as of the date of his or her Retirement, expressed in the form of an annual straight life annuity.

3.2           Deferred Vested Benefit.

         (a) Eligibility. Each Member and Vested Former Member who has completed five or more years of Credited Service and whose employment with the Corporation or an Affiliated Employer terminates prior to Retirement, other than by reason of death or Disability, shall be entitled to the Deferred Vested Benefit described in Section 3.2(b) hereof.

         (b) Amount. The Deferred Vested Benefit of a Member or Vested Former Member shall be an annual benefit equal to the excess of (i) over the sum of (ii), (iii), and (iv), where:

              (i) is 25% of his or her Average Final Compensation, plus 5% of such Average Final Compensation multiplied by the number of his or her years of Credited Service in excess of five but not in excess of ten, plus 2% of such Average Final Compensation multiplied by the number of his or her years of Credited Service in excess of ten but not in excess of 15;

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              (ii)    is the Basic Plan Benefit of the Member or Vested Former
                      Member as of the date his or her Deferred Vested Benefit commences, expressed in the form of an annual straight life annuity, or if the Basic Plan Benefit becomes payable before or after the Member's or Vested Former Member's Deferred Vested Benefit commences, the Actuarial Equivalent Value as of such commencement date of the Basic Plan Benefit, expressed in the form of an annual straight life annuity starting on the earliest possible date under the terms of the Basic Plan;

              (iii) is the Other Retirement Income payable to the Member or Vested Former Member as of the date his or her Deferred Vested Benefit commences, expressed in the form of an annual straight life annuity, or if the Other Retirement Income becomes payable before or after the Member's or Vested Former Member's Deferred Vested Benefit commences, the Actuarial Equivalent Value as of such commencement date of the Other Retirement Income that becomes payable, expressed in the form of an annual straight life annuity starting on the earliest possible date under the terms of the appropriate retirement arrangement; and

              (iv) is the annual benefit payable to the Member or Vested Former Member under the terms of the Predecessor to this Plan as of the date his or her Deferred Vested Benefit commences, expressed in the form of an annual straight life annuity.

3.3           Form of Payment.

         (a) Except as provided under Section 3.3 (b) or Section 3.3(c), the Retirement Benefit or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in monthly installments in the form of a straight life annuity and

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              without regard to any optional form of benefits elected under the
              Basic Plan. Payments will commence on the first day of the calendar month coinciding with or next following (i) the Member's or Vested Former Member's Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Former Vested Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.

         (b) If a Member or Vested Former Member made a Lump Sum Election pursuant to Section 3.4 and such Lump Sum Election became effective (i) prior to the date of such Member's or Vested Former Member's Retirement or termination of employment with the Corporation or an Affiliated Employer, the Retirement Benefit or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in the form or combination of forms of payment elected pursuant to such Lump Sum Election under Section 3.4 and without regard to any optional form of benefits elected under the Basic Plan. Any portion of the benefits hereunder payable in a lump sum shall be paid as soon as practicable following (i) the Member's or Vested Former Member's Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.

         (c) Notwithstanding the foregoing provisions of this Section 3.3, if the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Member's or Vested Former Member's Normal Retirement, Early Retirement or Deferred Vested Benefit is $10,000 or less at the time such benefit is payable under this Plan, such benefit shall be paid as a lump sum.

3.4           Lump Sum Election.

         (a) A Member or Vested Former Member may elect to receive all, none, or a

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              specified portion, as provided in Section 3.4(c), of his or her
              Retirement Benefit or Deferred Vested Benefit under the Plan as a lump sum and to receive any balance of such benefit in the form of an annuity; provided that any such Lump Sum Election shall be effective for purposes of this Plan only if the conditions of
              Section 3.4(b) are satisfied. A Member or Vested Former Member may elect a payment form different than the payment form previously elected by him or her under this Section 3.4(a) by filing a revised election form; provided that any such new election shall be effective only if the conditions of Section 3.4(b) are satisfied with respect to such new election. Any prior Lump Sum Election made by a Member that has satisfied the conditions of
              Section 3.4(b) remains effective for purposes of the Plan until such Member has made a new election satisfying the conditions of
              Section 3.4(b). The amount of any portion of a Member's or a Vested Former Member's Retirement Benefit or Deferred Vested Benefit payable as a lump sum under this Section 3.4 will equal the present value of such portion of the benefit, and such present value shall be determined (i) based on a discount rate equal to 85% of the average of the 15-year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

         (b) A Member's Lump Sum Election under Section 3.4(a) becomes effective only if the following conditions are satisfied: (i) such Member remains in the employment of the Corporation or an Affiliated Employer, as the case may be, for the full 12 calendar months immediately following the date of such election (the "Election Date"), except in the case of death or Disability of such Member as provided in Section 3.4(d) and (ii) such member complies with the administrative procedures set forth by the Committee with respect to the making of a Lump Sum Election.

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         (c)  A Member making an election under Section 3.4(a) may specify the portion of his Retirement Benefit or Deferred Vested Benefit under the Plan to be received in a lump sum as follows: 0%, 25%, 50%, 75%, or 100%.

         (d)  In the event a Member who has made a Lump Sum Election pursuant to
              Section 3.4(a) dies or becomes Disabled while employed by the Corporation or an Affiliated Employer and such death or Disability occurs during the 12 calendar-month period, immediately following the Election Date, the condition under Section 3.4(b)(i) shall be deemed satisfied with respect to such Member.

3.5 Cessation of Benefits. Notwithstanding any other provision of the Plan (except as provided in Section 3.8 hereof), no benefits or no further benefits, as the case may be, shall be paid to a Member, Vested Former Member or Surviving Spouse if the Member or Vested Former Member has:

         (a) become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Member's or Vested Former Member's ownership interest is not in excess of 2% of the company whose shares are being purchased), employee, officer, director or consultant of or to a corporation, or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses owned or operated by the Corporation, or if the Member or Vested Former Member becomes associated with a company, partnership or individual which company, partnership or individual acts as a consultant to businesses in competition with the Corporation, such Member or Vested Former Member provided services to such competing businesses, whether or not, in any of the foregoing cases, such Member or Vested Former Member accepts any form of compensation from such competing entity or consultant; or

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         (b)  been discharged from employment with the Corporation or any
              Affiliated Employer for "cause." "Cause" means (i) willful malfeasance or willful misconduct by the Member or Former Vested Member in connection with his or her employment, (ii) continuing failure to perform such duties as are requested by any employee to whom the Member or Vested Former Member reports or the Board or
              (iii) the commission by a Member or Vested Former Member of (I) any felony or (II) any misdemeanor involving moral turpitude.

3.6 Notification of Cessation of Benefits. In any case described in Section 3.5, the Member, Vested Former Member or Surviving Spouse shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such Member, Vested Former Member or Surviving Spouse. Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to cease paying his or her benefits has been made.

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3.7           Repayment of Benefits Paid as Lump Sum.

         (a) Notwithstanding any other provision of the Plan, a Member or Vested Former Member who receives in a lump sum any portion of his or her Retirement Benefit or Deferred Vested Benefit pursuant to a Lump Sum Election, shall receive such lump sum portion of such Retirement Benefit or Deferred Vested Benefit subject to the condition that if such Member or Vested Former Member engages in any of the acts described in Section 3.5(a), then such Member or Vested Former Member shall within 60 days after written notice by the Corporation repay to the Corporation the amount described in
              Section 3.7 (b).

         (b) The amount described in this section shall equal the amount of the Member's or Vested Former Member's lump sum benefit paid under this Plan to which such Member or Vested Former Member would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of Section 3.5.

3.8 Change in Control. Notwithstanding anything to the contrary contained herein, the provisions of Sections 3.5 through 3.7 shall be of no force or effect from and after a Change in Control with respect to any Member and Vested Former Member then employed by the Corporation or an Affiliated Employer.


                                    SECTION 4
                               DISABILITY BENEFITS

4.1      (a)  Eligibility A Member who is enrolled for the maximum disability insurance coverage available under the Basic Disability Plan and who has become

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              Disabled shall be entitled to the Disability Benefit described in
              Section 4.1(b).

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         (b)  Amount. The Disability Benefit of a Member entitled thereto shall be an annual benefit payable in monthly installments under this Plan during the same period as disability benefits are actually paid by the Basic Disability Plan, in an amount equal to 60% of the Member's Covered Earnings, offset by the Member's (i) Basic Disability Plan Benefit, (ii) Basic Plan Benefit, if the Basic Disability Plan Benefit does not already include an offset for such Basic Plan Benefit, and (iii) Other Disability Income.

                                    SECTION 5
                           SURVIVING SPOUSE'S BENEFITS

5.1 Death Prior to Benefit Commencement. Upon the death of a Member or Vested Former Member prior to the commencement of his or her Retirement Benefit or Deferred Vested Benefit hereunder, his or her Surviving Spouse will be entitled to an annual Surviving Spouse's Benefit under this Plan equal to 50% of the Retirement Benefit or Deferred Vested Benefit that would have been provided from the Plan had the Member or Vested Member retired from or terminated employment with the Corporation or an Affiliated Employer on the date of death.

5.2 Death on or After Benefit Commencement. Upon the death of a Member or Vested Former Member while he or she is receiving Retirement Benefits or Deferred Vested Benefits, his or her Surviving Spouse shall receive a Surviving Spouse's Benefit equal to 50% of the Retirement Benefit, or Deferred Vested Benefit, as the case may be, he or she was receiving at the time of his or her death. Notwithstanding the foregoing, no benefit shall be payable under this Section 5.2 to the extent a Retirement Benefit or Deferred Vested Benefit was previously paid to a Member or Vested Former Member in the form of a lump sum.

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5.3      Commencement of Surviving Spouse's Benefit. Except as provided in
         Section 5.4, the Surviving Spouse's Benefit provided under Sections 5.1 or 5.2 will be payable monthly, commencing on the first day of the month coincident with or next following the Member or Vested Former Member's date of death, or, if the Member or Vested Former Member had not attained age 55 at such time, on the date such Member or Vested Former Member would have attained age 55, if he or she had lived. Such benefits shall continue until the first day of the month in which the Surviving Spouse dies.

5.4      Lump Sum Payment.

         (a) If a Member or a Vested Former Member made a Lump Sum Election under Section 3.4 but such Member or Vested Former Member died prior to such lump sum payment, the Surviving Spouse's Benefit payable under Section 5.1 hereof will be payable in the form or combination of forms of payment so elected by such Member or Vested Former Member pursuant to such Lump Sum Election. The amount of any lump sum payment under the Plan, shall be determined using the actuarial assumptions set forth in Section 3.4(a).

         (b) If the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Surviving Spouse's Benefit is $10,000 or less at the time such Surviving Spouse's Benefit is payable under this Plan, such benefit shall be paid as a lump sum.

         (c) Any Surviving Spouse's Benefit which is payable as a lump sum shall be paid, as soon as practicable, after the date when any portion of such benefit payable in annuity form commences, or would commence if any portion of such Surviving Spouse's Benefit were payable as an annuity as set forth in Section 5.3.

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5.5      Reduction. Notwithstanding the foregoing provisions of this Section 5, the amount of a Surviving Spouse's Benefit shall be reduced by one percentage point for each year (including a half year or more as a full year) in excess of ten that the age of the Member or Vested Former Member exceeds the age of the Surviving Spouse.

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                                    SECTION 6
                                  THE COMMITTEE

6.1 Authority. The Committee shall be responsible for the administration of the Plan and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion. The Committee shall have the authority to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Members, Former Members, Vested Former Members and Surviving Spouses.


                                    SECTION 7
                                  MISCELLANEOUS

7.1 Amendment; Termination. The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part; provided, however, that no termination, suspension or amendment of the Plan may adversely affect a Member's or Vested Former Member's benefit to which he or she is entitled under, or a Vested Former Member's right or the right of a Surviving Spouse to receive or to continue to receive a benefit in accordance with, the Plan as in effect on the date immediately preceding the date of such termination, suspension or amendment.

7.2 No Employment Rights. Nothing contained herein will confer upon any Member,

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
         Former Member or Vested Former Member the right to be retained in the service of the Corporation or any Affiliated Employer, nor will it interfere with the right of the Corporation or any Affiliated Employer to discharge or otherwise deal with Members, Former Members or Vested Former Members with respect to matters of employment.

7.3 Payout in Discretion of the Committee. Notwithstanding anything herein to the contrary, at any time following the termination of service of the Member or Vested Former Member, the Committee may authorize, under uniform rules applicable to all Members, Vested Former Members and Surviving Spouses under the Plan, a lump sum distribution of a Member's, Vested Former Member's and/or Surviving Spouse's Retirement Benefit or Surviving Spouse's Benefit under the Plan in an amount equal to the present value of such Retirement Benefit or Surviving Spouse's Benefit, using the actuarial assumptions then in use for funding purposes under the ACNielsen Corporation Balance Account for Retirement Plan, in full satisfaction of all present and future Plan liability with respect to such Member, Vested Former Member and/or Surviving Spouse if the amount of such present value is less than $250,000. Such lump sum distribution may be made without the consent of the Member, Vested Former Member or Surviving Spouse.

7.4 Unfunded Status. Members and Vested Former Members shall have the status of general unsecured creditors of the Corporation and this Plan constitutes a mere promise by the Corporation to make benefit payments at the time or times required hereunder. It is the intention of the Corporation that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and any trust created by the Corporation and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.

7.5 Arbitration. Any dispute or controversy arising under or in connection with the

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         Plan shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. The Corporation shall pay the entire costs of any proceeding brought by a Member, Vested Former Member, Former Member, or Surviving Spouse hereunder, including the fees and expenses of counsel and pension experts engaged by such person, and such expenses shall be reimbursed promptly upon evidence that such expenses have been incurred without awaiting the outcome of the proceedings; provided, however, that such costs and expenses shall be repaid to the Corporation by the recipient of same if it is finally determined by the arbitrators that the position taken by such person was without merit. Failure of such person to prevail in any dispute or controversy shall not be the sole basis on which such determination shall be made.

7.6 No Alienation. A Member's or Vested Former Member's right to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors or such Member or Vested Former Member or his or her Surviving Spouse.

7.7 Withholding. The Corporation may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations.

7.8 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state to the extent not preempted by federal law.

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
In witness whereof, the Corporation has caused this document to be executed by its officer effective November 1, 1996.

ACNielsen Corporation

    /s/ Michael P. Connors
By:_______________________________


Its:______________________________

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